Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2012, with respect to the consolidated financial statements and schedule and internal control over financial reporting included in the Annual Report of Dynamics Research Corporation on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Dynamics Research Corporation on Forms S-8 (File No. 333-109973, effective October 24, 2003 and File No. 333-176597, effective August 31, 2011).

/s/ Grant Thornton LLP

Boston, Massachusetts
March 13, 2012